EXHIBIT 99.1

August 13, 2024

Ivanhoe Electric Secures 100% Ownership of Mineral Rights at its Santa Cruz Copper Project with Final Option Payment

PHOENIX, ARIZONA – Ivanhoe Electric Inc. (“Ivanhoe Electric”, the “Company” or “IE”) (NYSE American: IE; TSX: IE) Executive Chairman Robert Friedland and President and Chief Executive Officer Taylor Melvin are pleased to announce that the Company, through its wholly-owned subsidiary Mesa Cobre Holding Corporation (“Mesa Cobre”), completed the final US$10 million payment to exercise its option to acquire 100% ownership of the mineral rights at the Santa Cruz Copper Project in Arizona. Following this transaction, Ivanhoe Electric now owns 100% of the mineral and surface rights for the Santa Cruz Copper Project.

Taylor Melvin, Ivanhoe Electric’s President and Chief Executive Officer, commented: “Completing our option agreement and securing 100% ownership of the mineral rights at our Santa Cruz Copper Project in Arizona is an important milestone for our Company. We have now completed the consolidation of surface and mineral rights ownership at one of the largest and highest grade undeveloped copper resources in the United States that is located entirely on private land.”

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Figure 1. Plan view map of land and mineral rights acquired at the Santa Cruz Copper Project, Arizona.

417000
420000
3642000
3639000
Acquired through Option Agreement
Private Mineral Title
Unpatented Mining Claims
Surface Title
Other IE Mineral Title
IE Project Outline
Texaco Mineral Deposit
East Ridge Mineral Deposit
Santa Cruz Mineral Deposit
0
0.5 Mile
0
1 Km
N
Projection: NAD83 UTM Zone 12N

Ivanhoe ELECTRIC | SANTA CRUZ ARIZONA, USA

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Qualified Persons

Disclosures of a scientific or technical nature included in this news release, including the sampling, analytical and technical data underlying the information, have been reviewed, verified, and approved by Glen Kuntz, P.Geo., who is a Qualified Person as defined by Regulation S-K, Subpart 1300 promulgated by the U.S. Securities and Exchange Commission and by Canadian National Instrument 43-101. Mr. Kuntz is an employee of Ivanhoe Electric Inc.

About Ivanhoe Electric

We are a U.S. company that combines advanced mineral exploration technologies with electric metals exploration projects predominantly located in the United States. We use our accurate and powerful Typhoon™ geophysical surveying system, together with advanced data analytics provided by our subsidiary, Computational Geosciences Inc., to accelerate and de-risk the mineral exploration process as we seek to discover new deposits of critical metals that may otherwise be undetectable by traditional exploration technologies. We believe the United States is significantly underexplored and has the potential to yield major new discoveries of critical metals. Our mineral exploration efforts focus on copper as well as other metals including nickel, vanadium, cobalt, platinum group elements, gold and silver. Through the advancement of our portfolio of electric metals exploration projects, headlined by the Santa Cruz Copper Project in Arizona and the Tintic Copper-Gold Project in Utah, as well as other exploration projects in the United States, we intend to support United States supply chain independence by finding and delivering the critical metals necessary for the electrification of the economy. We also operate a 50/50 joint venture with Saudi Arabian Mining Company Ma’aden to explore for minerals on ~48,500 km2 of underexplored Arabian Shield in the Kingdom of Saudi Arabia. Website: www.ivanhoeelectric.com.

Contact Information

Ivanhoe Electric:

Email: info@ivanhoeelectric.com

Follow us on

Ivanhoe Electric’s Executive Chairman Robert Friedland: @robert_ivanhoe

Ivanhoe Electric: @ivanhoeelectric

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Ivanhoe Electric’s investor relations website located at www.ivanhoeelectric.com should be considered Ivanhoe Electric’s recognized distribution channel for purposes of the Securities and Exchange Commission’s Regulation FD.

Forward-Looking Statements

Certain statements in this news release constitute “forward-looking statements” or “forward-looking information” within the meaning of applicable US and Canadian securities laws. Such statements and information involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Ivanhoe Electric, its projects, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Such statements can be identified by the use of words such as “may”, “would”, “could”, “will”, “intend”, “expect”, “believe”, “plan”, “anticipate”, “estimate”, “scheduled”, “forecast”, “predict” and other similar terminology, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. These statements reflect Ivanhoe Electric’s current expectations regarding future events, performance and results and speak only as of the date of this news release.

Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to significant risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including changes in the prices of copper or other metals Ivanhoe Electric is exploring for; the results of exploration and drilling activities and/or the failure of exploration programs or studies to deliver anticipated results or results that would justify and support continued exploration, studies, development or operations; the final assessment of exploration results and information that is preliminary; the significant risk and hazards associated with any future mining operations, extensive regulation by the US government as well as local governments; changes in laws, rules or regulations, or their enforcement by applicable authorities; the failure of parties to contracts with Ivanhoe Electric to perform as agreed; and the impact of political, economic and other uncertainties associated with operating in foreign countries, and the impact of the COVID-19 pandemic and the global economy. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risk factors described in Ivanhoe Electric’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission.

No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this news release. Ivanhoe Electric cautions you not to place undue reliance on these forward-looking statements. Subject to applicable securities laws, Ivanhoe Electric does not assume any obligation to update or revise the forward-looking statements contained herein to reflect events or circumstances occurring after the date of this news release, and Ivanhoe Electric expressly disclaims any requirement to do so.

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